As filed with the Securities Exchange Commission on March 6, 2001
                                           Registration No. 333-
                                                                ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                     87-521389
------------------------------                      ------------------
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                       16055 Space Center Blvd., Suite 230
                                Houston, TX 77062
                                 (281) 486-6115
      --------------------------------------------------------------------
                        (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                 JANUARY 2001 CONSULTANT COMPENSATION AGREEMENT
      --------------------------------------------------------------------
                            (Full Title of the Plan)

                                James D. Butcher
                       16055 Space Center Blvd., Suite 230
                                Houston, TX 77062
                                 (281) 486-6115
      --------------------------------------------------------------------
                     (Name, Address, Including Zip Code and
                     Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                                Nia Stefany, Esq.
                   Richman, Mann, Chizever, Phillips & Duboff
                       9601 Wilshire Boulevard - Penthouse
                         Beverly Hills, California 90210
                                 (310) 274-8300
                              (310) 274-2831 (fax)




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                         CALCULATION OF REGISTRATION FEE


Title of Each Class of         Amount to be         Proposed        Proposed Maximum           Amount of
Securities to be               Registered           Maximum         Aggregate Offering         Registration Fee
Registered                                          Offering        Price
                                                    Price per
                                                    Share
----------------------         ------------         ---------       ------------------         ----------------
Common Stock                        333,333         $0.15                    $ 50,000                $12.50
                                    500,000         $0.10                    $ 50,000                $12.50
                                  1,300,000         $0.155(1)                $201,500                $50.38
                                                                                                     ------
                                                                                                     $75.38


         (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low prices per share of Common Stock of the Registrant as reported on the NASDAQ bulletin board market on March 1, 2001.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Entertainment Technologies & Programs, Inc. (the "Company" or the "Registrant"), relating to 2,133,333 shares of its Common Stock, par value $.001 per share (the "Common Stock"), issuable to the consultants of the Registrant under the January 2001 Consultant Compensation Agreement (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         Item 1.   Plan Information.

         Plan.

         A copy of the "Plan" is attached hereto and incorporated herein by reference.


         Item 2.   Registrant Information and Employee Plan Annual Information.

         Available Information.

         Copies of the Plan, 10-KSB Annual Report of the Registrant for the fiscal year ended September 30, 2000, all 10-QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

         The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to James D. Butcher, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

         Additional information regarding the Registrant may be reviewed at the Commission web site at www.sec.gov in the EDGAR Archives.




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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

(a) The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

(c) The description of Registrant's Common Stock contained in its Registration Statement on Form 10, including any amendment or report filed, for the purpose of updating such description.

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Item 4.   Description of Securities.

         Not applicable.

         Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.




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


         In addition, the Registrant's by-laws provide that the Registrant will indemnify the directors and officers from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Registrant to the maximum extent provided by applicable law.

         Item 7.   Exemption from Registration Claimed.

         Not applicable.

         Item 8.   Exhibits.

Exhibit
Number   Exhibit Description
-------  -------------------
5.1      Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff

23.1     Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in
         Exhibit 5.1)

23.2     Consent of Ham, Langston & Brezina, L.L.P. (independent auditors)

24.1     Power of Attorney (contained on signature page hereto)

99.1     January 2001 Consultant Compensation Agreement


     Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no




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


more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 6, 2001.

                                ENTERTAINMENT TECHNOLOGIES &
                                PROGRAMS, INC.

                                By:  /s/ James D. Butcher
                                ------------------------------------------------
                                James D. Butcher, President and Chief
                                Executive Officer




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


                                POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Mr. James D. Butcher, as his attorneys-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 6, 2001.


Signature                                   Capacity                                    Date
---------                                   --------                                    ----
/s/ James D. Butcher                        President, Chief Executive              March 6, 2001
-------------------------------------       Officer and Director (Principal
James D. Butcher                            Executive Officer)

/s/ Leonida Butcher                         Director                                March 6, 2001
-------------------------------------
Leonida Butcher

/s/ William Grasberger                      Secretary and Director                  March 6, 2001
-------------------------------------
William Grasberger

/s/ Mark Madamba                            Director                                March 6, 2001
-------------------------------------
Mark Madamba

/s/ Gobind Sahney                           Director                                March 6, 2001
-------------------------------------
Gobind Sahney

/s/ Douglas Miller                          Director                                March 6, 2001
-------------------------------------
Douglas Miller

/s/ George C. Woods                         Chief Financial Officer                 March 6, 2001
-------------------------------------
George C. Woods




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                                  EXHIBIT INDEX

Exhibit
Number        Exhibit Description
-------       -------------------

5.1           Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff

23.1 Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in Exhibit 5.1)

23.2          Consent of Ham, Langston & Brezina, L.L.P. (independent auditors)

24.1          Power of Attorney (contained on signature page hereto)

99.1          January 2001 Consultant Compensation Agreement




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